Exhibit 10.1

NOTE PURCHASE AND REPAYMENT AGREEMENT

THIS NOTE PURCHASE AND REPAYMENT AGREEMENT (the “Agreement”) is made effective as of August 2, 2010, by and between GeoPharma, Inc., a Florida corporation (the “Company”), and Whitebox Pharmaceutical Growth Fund, Ltd., a British Virgin Islands business company (the “Whitebox”).

RECITALS

A. The Company and Whitebox previously entered into (1) a Second Amended and Restated Secured Convertible Note Purchase Agreement, dated effective as of August 3, 2009 (the “Second Amended and Restated Agreement”), which provided for the issuance of two Second Amended and Restated 12% Secured Convertible Promissory Notes, one in the principal amount of $5,000,000 and one in the principal amount of $10,000,000 (the “Second Amended and Restated Notes”).

B. In connection with the Second Amended and Restated Notes, Whitebox currently has a first mortgage (the “Mortgage”) on the Company’s real property located at 6950 Bryan Dairy Road, Largo, Florida 33777 (the “Real Property”).

C. Additionally, Whitebox currently owns warrants (collectively, the “Warrant”) to purchase up to 400,000 shares of the Company’s common stock (“Common Stock”).

D. The Company and Whitebox now desire to repay and satisfy, in full, the Second Amended and Restated Notes on the terms contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

NOTE PURCHASE AND REPAYMENT

Section 1.1 Note Purchase and Repayment.

(a) Consideration to Whitebox. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall: (a) issue to Whitebox a new unsecured promissory note in the original principal amount of $3,000,000, in the form attached hereto as Exhibit A (the “New Note”); (b) pay to Whitebox $2,000,000 in cash; (c) convey to Whitebox (or an Affiliate of Whitebox designated by Whitebox) the Real Property, free and clear of all Liens, except for the Permitted Exceptions (as defined below); and (d) issue to Whitebox 5,000,000 shares of Common Stock of the Company, which shall equal approximately 5% of the total outstanding shares of Common Stock of the Company outstanding immediately after the Closing, assuming the issuance of all of the shares set forth on Exhibit C attached hereto (the “Conversion Shares”). The New Note shall provide that the Company shall promptly prepay the New Note with 50% of all redemption payments and other distributions it may from time to time receive from American Antibiotics, Inc., a Florida corporation, until the Note is repaid in full.

(b) Consideration to GeoPharma. Subject to the terms and conditions of this Agreement, Whitebox, on behalf of itself and its Affiliates, hereby acknowledges, covenants and agrees that, as of the Closing:

(i) the total amount due and owing to Whitebox and its Affiliates under or pursuant to the Second Amended and Restated Notes, the Second Amended and Restated Agreement and the other Transaction Documents (as defined in the Second Amended and Restated Agreement) and any other instrument executed and delivered by GeoPharma or any of its Affiliates in connection therewith, including without limitation the Account Control Agreement, Security Agreement, Pledge Agreement, Registration Rights Agreement, Guaranty, Assignment of Leases and Rents, and Voting Agreement (as such terms are defined in the Second Amended and Restated Agreement) (collectively, the “Prior Loan Documents”) shall be reduced to $2,500,000, which amount shall continue to be secured solely by the Mortgage; provided, however, that notwithstanding anything to the contrary and notwithstanding any other provision of any of the Prior Loan Documents, the sole remedy of Whitebox and its Affiliates for breach or default under any of the Prior Transaction Documents shall be to foreclose on the Mortgage and none of them shall otherwise have any recourse to any assets or property of GeoPharma or its Affiliates and none shall be entitled to pursue any other remedy against GeoPharma or its Affiliates, and in no event may any deficiency or other money judgment be entered against GeoPharma or its Affiliates with regard to any obligation or liability arising under, or breach or default of, the Prior Loan Documents;

(ii) the Prior Loan Documents, other than the Second Amended and Restated Notes (as modified by Section 1.1(b)(i) above) and Mortgage, shall be deemed to be terminated, null and void and of no further force or effect;

(iii) any warrants to purchase any capital stock of the Company owned by Whitebox or its Affiliates, including the Warrants, will be deemed cancelled, null and void and of no further force or effect;

(iv) all Liens and security interests of Whitebox or its Affiliates in any of the assets or property of the Company (other than the Mortgage) shall be automatically released and terminated, including without limitation, any Liens and security interests evidenced by Uniform Commercial Code financing statements and fixture filings, and Whitebox and its Affiliates shall be deemed to have authorized the Company and/or its attorneys to terminate all such Liens and security interests (other than the Mortgage);

(v) other than as specified by Section 1.1(b)(i) above, neither the Company nor its Affiliates shall have any further liability to Whitebox or its Affiliates under the Prior Loan Documents and Whitebox, on behalf of itself and its Affiliates, shall be deemed to have fully waived, released, relinquished and terminated all obligations represented by the Prior Loan Documents; and

(vi) other than the foreclosure specified by Section 1.1(b)(i) above, Whitebox and its Affiliates fully, finally and forever releases, discharges, quit claims and covenants not to sue and otherwise agrees not to enforce any claim, cause of action, right, title or interest against the Company or and of its Subsidiaries and any of their respective officers, shareholders and Affiliates of, from and with respect to any and all claims, counterclaims, debts, covenants, agreements, obligations, liabilities, actions or demands of any kind or character arising or evidenced by the Prior Loan Documents or related thereto.

In connection with the forgoing, on and after the Closing, Whitebox shall, upon the reasonable request of the Company, execute and deliver to the Company additional terminations, releases and satisfactions of its Liens on, and security interests in, the Company’s assets and property as are necessary to evidence the satisfaction of the Second Amended and Restated Notes and the termination of the interests of Whitebox and its Affiliates in the any collateral held with respect thereto (other than the Mortgage).

Section 1.2 Conveyance of the Real Property. As provided in Section 1.1, the Company shall convey the Real Property to Whitebox subject to the terms of this Agreement and in accordance with the following terms and conditions:

(a) Marketable Title; Permitted Exceptions. The Company has good and marketable title in fee simple to the Real Property, free and clear of all Liens, except for (i) the Mortgage and (ii) the Liens listed in Schedule 1.2(a) attached hereto (collectively, the “Permitted Exceptions”). The Real Property shall be conveyed to Whitebox by special warranty deed subject to no Liens, charges, encumbrances, exceptions or reservations of any kind or character other than the Permitted Exceptions.

(b) Preliminary Title Report. The Company shall cause First American Title Insurance Company (the “Title Company”) to issue an A.L.T.A. owner’s title commitment (the “Title Commitment”) and shall provide a copy thereof with a copy of each exception document referenced therein to Whitebox. The Company shall promptly undertake and use its best efforts to eliminate or modify all unacceptable matters to the reasonable satisfaction of Whitebox, except for the Permitted Exceptions. In the event the Company is unable with the exercise of due diligence to eliminate or modify all unacceptable matters, Whitebox may accept title subject to the unacceptable matters raised by Whitebox, in which event Whitebox’s objections to such matters shall be deemed to be waived for all purposes.

(c) Current Survey. Prior to Closing, Whitebox may obtain, at Whitebox’s sole cost and expense, a current boundary line and topographical survey of the Real Property (the “Survey”). The Survey shall be sufficient to permit the Title Company to delete the standard survey exception in the Title Commitment.

(d) Closing Costs. Whitebox shall pay all documentary stamp taxes that are required to be affixed to the special warranty deed; the cost of the preparation of the special warranty deed; the cost of the Title Commitment and the fees charged by the Title Company for any required escrow; any and all reasonable and customary closing fees, escrow fees, or charges imposed by the Title Company; the cost of recording the special warranty deed; and the Company’s attorneys’ fees and costs. Whitebox also shall pay the premium payable to the Title Company for the policy to be issued pursuant to the Title Commitment and Whitebox’s attorneys’ fees and costs.

ARTICLE II

THE CLOSING

Section 2.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. Florida time as soon as practicable after the date hereof, at Shumaker, Loop & Kendrick, LLP’s offices in Tampa, or such other date and location as may be agreed upon by the parties, provided that all of the conditions set forth in Article VII which have not been waived by Whitebox, and all the conditions set forth in Article VI which have not been waived by the Company, shall have been fulfilled. The date on which Closing occurs is referred to herein as the “Closing Date.”

Section 2.2 Closing Deliveries.

(a) Company Deliveries. On the Closing Date, the Company shall deliver or cause to be delivered to Whitebox the following:

(i) this Agreement, duly executed by the Company;

(ii) the New Note, in the form attached hereto as Exhibit A;

(iii) stock certificates evidencing the Conversion Shares, duly executed by the Company.

(iv) a special warranty deed conveying the Real Property to Whitebox, duly executed by the Company;

(v) a lease for the Premises, in the form attached hereto as Exhibit B (the “Lease”), duly executed by the Company;

(vi) such Officer’s Certificates or Secretary’s Certificates and accompanying resolutions as may be reasonably requested by Whitebox;

(vii) a special warranty deed conveying the Real Property to Whitebox subject only to the Permitted Exceptions; and

(viii) such other documents or certificates as may be reasonably requested by Whitebox or the Title Company.

(b) Whitebox Deliveries. On the Closing Date, Whitebox shall deliver or cause to be delivered to the Company the following:

(i) this Agreement, duly executed by Whitebox;

(ii) the Warrants;

(iii) the Lease, duly executed by Whitebox or its Affiliate owning the Premises; and

(iv) such other documents or certificates as may be reasonably requested by the Company or the Title Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Attached hereto as Schedule A is the Schedule of Exceptions containing sections numbered to correspond to the sections of this Article III (the “Schedule of Exceptions”). Except as specifically set forth in the corresponding section of such Schedule of Exceptions (or in any other section of the Schedule of Exceptions so long as the applicability of such disclosure to the particular representation and warranty which such disclosure is intended to modify is reasonably apparent), the Company represents and warrants, on behalf of itself and each of the GeoPharma Entities, to Whitebox as follows as of the date hereof and as of the Closing Date:

Section 3.1 Organization and Qualification. Each of the GeoPharma Entities is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. No GeoPharma Entity is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the GeoPharma Entities is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 3.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the New Note and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the New Note by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith other than in connection with the Required Approvals (as defined in Section 3.4 below). This Agreement and the New Note have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 3.3 No Conflicts. The execution, delivery and performance of this Agreement and the New Note by the Company, the issuance and sale of the New Note and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any debt or otherwise of any the Company) or other understanding to which the Company is a party or by which any property or asset of any the Company is bound or affected, or (iii) subject to the Required Approvals (as defined in Section 3.5 below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

Section 3.4 Filings, Consents and Approvals. No GeoPharma Entity is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by such GeoPharma Entity of this Agreement or the New Note, other than (i) the filing of a Form 8-K with the Commission within four days after the Closing and (ii) if required, the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

Section 3.5 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Financial Statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such Financial Statements or the notes thereto and except that unaudited Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 3.6 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited Financial Statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) the Company has not altered its method of accounting, and (ii) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. The Company does not have pending before the Commission any request for confidential treatment of information.

Section 3.7 Litigation. Except as set forth in the Schedule of Exceptions, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the GeoPharma Entities, threatened against or affecting any GeoPharma Entity or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the New Note or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. No GeoPharma Entity, nor any director or officer thereof, is or has been the subject of any Action which has resulted in a final judgment involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of each GeoPharma Entity there is not pending or contemplated, any investigation by the Commission involving the Company or any other GeoPharma Entity or any current or former director or officer of the Company or any such GeoPharma Entity.

Section 3.8 Labor Relations. No material labor dispute exists or, to the knowledge of the GeoPharma Entities, is imminent with respect to any of the employees of any GeoPharma Entity which could reasonably be expected to result in a Material Adverse Effect. None of the employees of any GeoPharma Entity is a member of a union that relates to such employee’s relationship with such GeoPharma Entity, no GeoPharma Entity is a party to a collective bargaining agreement, and each GeoPharma Entity believes that its relationships with its employees are good. No executive officer, to the knowledge of each GeoPharma Entity, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject any GeoPharma Entity to any liability with respect to any of the foregoing matters. Each of the GeoPharma Entities is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.9 Regulatory Permits. Each of the GeoPharma Entities possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and no GeoPharma Entity has received any notice of proceedings relating to the revocation or modification of any Material Permit.

Section 3.10 Title to Assets. The Company has good and marketable title in fee simple to the Real Property, free and clear of all Liens, except for the Permitted Exceptions.

Section 3.11 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by any GeoPharma Entity to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement or the other Transaction Documents. Whitebox shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

Section 3.12 Private Placement. Assuming the accuracy of Whitebox representations and warranties set forth in Article IV, no registration under the Securities Act is required for the offer and sale of the New Note or the Conversion Shares by the Company to Whitebox as contemplated hereby.

Section 3.13 Investment Company. None of the GeoPharma Entities is, and immediately after receipt of payment for the New Note will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Each of the GeoPharma Entities shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

Section 3.14 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, each GeoPharma Entity has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and no GeoPharma Entity has any knowledge of a tax deficiency which has been asserted or threatened against any GeoPharma Entity.

Section 3.15 Acknowledgment Regarding Whitebox’s Purchase of the New Note and Conversion Shares. The Company and each GeoPharma Entity acknowledges and agrees that Whitebox is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the New Note and the transactions contemplated hereby and thereby. The Company and each GeoPharma Entity further acknowledges that Whitebox is not acting as a financial advisor or fiduciary of the Company or any such GeoPharma Entity (or in any similar capacity) with respect to the this Agreement and the New Note and the transactions contemplated hereby and thereby and any advice given by Whitebox or any of its representatives or agents in connection with this Agreement and the New Note and the transactions contemplated hereby and thereby is merely incidental to Whitebox’s purchase of the New Note and Conversion Shares. The Company and each GeoPharma Entity further represents to Whitebox that the Company’s (and such GeoPharma Entity’s) decision to enter into this Agreement and the New Note has been based solely on the independent evaluation of the transactions contemplated hereby by the Company (and each GeoPharma Entity) and its representatives.

Section 3.16 Trading in Company Common Stock. Except as otherwise provided in Section 4.8 below, it is understood and acknowledged by the Company and each GeoPharma Entity (i) that Whitebox has not been asked by the Company or any such GeoPharma Entity to agree, nor has Whitebox agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the New Note or Conversion Shares for any specified term; (ii) that past or future open market or other transactions by Whitebox, specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly traded securities; (iii) that Whitebox, and counter-parties in “derivative” transactions to which Whitebox is or was a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that Whitebox shall not be deemed to have any affiliation with or control over any arm’s-length counter-party in any “derivative” transaction. The Company and each GeoPharma Entity further understands and acknowledges that, (a) Whitebox may engage in hedging activities at various times during the period that the New Note is outstanding, and (b) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.

Section 3.17 Regulation M Compliance. Neither the Company nor any other GeoPharma Entity has, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any portion of the New Note or Conversion Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any portion of the New Note or Conversion Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any other GeoPharma Entity.

Section 3.18 Outstanding Borrowing. The Schedule of Exceptions sets forth the amount of all indebtedness of the Company and each GeoPharma Entity as of the date hereof in excess of $10,000, the liens that relate to such indebtedness and that encumber the Company and such GeoPharma Entity’s assets and the name of each lender thereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Whitebox represents and warrants to the Company as of the date hereof and as of the Closing Date:

Section 4.1 Authorization. Whitebox has full power and authority to enter into and perform under this Agreement in accordance with its terms. This Agreement has been duly authorized by all necessary action on the part of Whitebox, has been duly executed and delivered by Whitebox, and is the valid and binding agreement of Whitebox and is enforceable against Whitebox in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial limitations on the remedy of specific enforcement and other equitable remedies.

Section 4.2 Purchase Entirely for Own Account. This Agreement is made with Whitebox in reliance upon Whitebox’s representation to the Company, which by Whitebox’s execution of this Agreement Whitebox hereby confirms, that the New Note and Conversion Shares are being acquired for investment for Whitebox’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Whitebox has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Whitebox further represents that Whitebox does not have any contract, undertaking, agreement or arrangement with any third party to sell, transfer or grant participations to such third party or to any third Person, with respect to any portion of the New Note or Conversion Shares.

Section 4.3 Reliance Upon Whitebox’s Representations; Restrictions on Resale. Whitebox understands that neither the New Note nor the Conversion Shares have been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by Whitebox. Whitebox further understands that the New Note and the Conversion Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws. Whitebox also understands that any Conversion Shares will be issued without prior registration thereof under the Securities Act or applicable state securities laws in reliance upon Section 4(2) of the Securities Act and transactional exemptions from registration under applicable state securities laws based upon appropriate representations of Whitebox. As such, the Conversion Shares will be subject to transfer restrictions similar to restrictions applicable to the New Notes. Whitebox understands (i) that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the SEC and (ii) that in any event Whitebox may not sell any securities acquired hereunder pursuant to Rule 144 prior to the expiration of a one-year period (or such shorter period as the Commission may hereafter adopt) after Whitebox has acquired such securities. Whitebox understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

Section 4.4 Receipt of Information. Whitebox represents that the Company has provided Whitebox sufficient opportunity to ask questions and receive answers from the Company’s management concerning the Company’s business, management and financial affairs and the terms and conditions of the offering of the New Note and the Conversion Shares and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to Whitebox. Whitebox hereby represents that it has made an independent decision to purchase cancel the Second Amended and Restated Notes and purchase the New Note and Conversion Shares as contemplated by this Agreement on the information available to Whitebox, which Whitebox has determined is adequate for that purpose. No GeoPharma Entity and no Affiliate thereof has given any investment advice or rendered any opinion to Whitebox as to whether the transactions contemplated hereby are prudent or suitable, and Whitebox is not relying on any representation or warranty by any GeoPharma Entity or any Affiliate thereof, except as expressly set forth herein. Whitebox has reviewed the representations concerning the Company contained in this Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of Whitebox to rely thereon.

Section 4.5 Investment Experience. Whitebox represents that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the New Note and the Conversion Shares. Whitebox further represents that it is a sophisticated investor and has adequate information concerning the business and financial condition of GeoPharma including, without limitation, the transactions involving Belcher Pharmaceuticals, Inc. described in Section 6.5 hereof and the Securities Exchange Agreement of even date herewith by and between GeoPharma and the other parties thereto and the transactions contemplated thereby (the “Contemporaneous Transactions”), and understands the disadvantage to which it may be subject on account of any disparity of information that may exist between the parties hereto. Whitebox believes, by reason of its business or financial experience, that it is capable of evaluating the merits, risks and relative fairness of the transactions contemplated hereby and by the Contemporaneous Transactions. Whitebox further acknowledges that (a) the GeoPharma Entities and their Affiliates may possess material non-public information not known to Whitebox regarding the GeoPharma Entities or relating to the transactions contemplated hereby, including without limitation information concerning the business, financial condition, results of operations, prospects or future plans of the GeoPharma Entities, and (b) it is fully aware of the interest in and involvement of certain shareholders and directors of GeoPharma in the transactions involving Belcher Pharmaceuticals, Inc. described in Section 6.5 hereof and agrees that no GeoPharma Entity or Affiliate or their respective past and present directors, officers, shareholders, employees, agents, attorneys and representatives shall have any liability whatsoever (and Whitebox hereby waives and releases all claims that it may otherwise have) with respect to (x) the nondisclosure of any such material non-public information, whether before or after the date of this Agreement or (y) the Contemporaneous Transactions. Whitebox further confirms that it understands the significance of the foregoing waiver and release.

Section 4.6 Accredited Whitebox. Whitebox is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Act, as presently in effect.

Section 4.7 Legends. The New Note will bear the legends set forth in Exhibit A. Additionally, each certificate or other document evidencing the Conversion Shares shall be endorsed with the legends set forth below:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Whitebox covenants that, except to the extent such restrictions are waived by the Company, Whitebox shall not transfer the New Notes or Conversion Shares without complying with the restrictions on transfer described in such legends. The Company shall make a notation regarding the restrictions on transfer of the Conversion Shares and the New Note in its books and the Conversion Shares and other New Note shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering the securities to be transferred or an opinion of counsel reasonably satisfactory to the Company that such registration is not required; provided, however, that (i) the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances and (ii) the Company will not require opinions of counsel for transfers to affiliated entities managed by the same manager or managing partner or management company, or managed by an entity controlling, controlled by or under common control with such manager, managing partner or management company so long as the transferor certifies in writing to the Company that the transferor is not receiving any consideration in connection with the transfer and so long as the transferee will be subject to the terms of these restrictions to the same extent as if such transferee were an original Whitebox hereunder.

Section 4.8 Trading in Company Common Stock. Whitebox represents that it will comply with all applicable laws and regulations, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Advisors Act of 1940, in connection with any purchases or sales of the Company’s Common Stock or any short sales or “derivative” transactions related thereto.

ARTICLE V

COVENANTS

The Company covenants and agrees, on behalf of itself and each GeoPharma Entity, that for so long as the New Note remains outstanding:

Section 5.1 SEC Reports and Other Company Updates. The Company shall furnish to Whitebox:

(a) promptly after filing with the SEC, all SEC Reports filed by the GeoPharma Entities;

(b) promptly after the preparation thereof, any annual or quarterly Financial Statements or reports of the GeoPharma Entities to the extent such Financial Statements are not included or otherwise incorporated into such SEC Reports,

(c) promptly after receipt by the Company of notice thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that could have a Material Adverse Effect; and

(d) promptly, from time to time, such other information regarding the business, financial condition, operations, property or affairs of the Company and its Subsidiaries as Whitebox may reasonably request.

Section 5.2 Inspection, Consultation and Advice. The GeoPharma Entities shall permit Whitebox and such Persons as Whitebox may designate, at Whitebox’s expense, upon reasonable notice and at such times as Whitebox may reasonably request to visit and inspect any of the properties of the Company, examine its books and records (including without limitation product complaint histories and related information) and take copies and extracts therefrom, and discuss the affairs (including, without limitation, operations and relations with suppliers), finances and accounts of the Company with its officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with Whitebox and any such designees such affairs, finances and accounts), all at reasonable times and upon reasonable notice.

Section 5.3 Conditions to Closing. The Company shall use best efforts to cause the conditions set forth in Article VII to be satisfied with respect to the Closing as soon as practicable.

Section 5.4 Compliance with Law. The Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, the failure to comply with which would have a Material Adverse Effect.

Section 5.5 Securities Law Disclosure; Publicity. The Company shall, by 12:00 p.m. (New York City time) on the fourth trading day following the Closing Date (or such shorter time period as shall be required by Form 8-K or otherwise agreed to by the parties), issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching this Agreement and the New Note. The Company and Whitebox shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Whitebox shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Whitebox, or without the prior consent of Whitebox, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not include the name of Whitebox in any filing with the Commission or any regulatory agency, without the prior written consent of Whitebox, except (i) as required by federal securities law in connection with (A) the forgoing Form 8-K and (ii) to the extent such disclosure is required by law, in which case the Company shall provide Whitebox with prior notice of such disclosure permitted under this clause (ii).

Section 5.6 Certain Actions Requiring Investor Approval. The Company shall not, without a vote or the written consent of Whitebox, which shall not be unreasonably withheld, for so long as any of portion of the New Note remains outstanding:

(a) apply any of any GeoPharma Entity’s assets to the redemption, retirement, purchase or acquisition of, or dividends on, any shares of any class of equity or preferred security of the Company;

(b) pay any dividends on the Company’s Common Stock;

(c) redeem any series of the Company’s preferred stock (or any preferred stock of any other GeoPharma Entity) using cash or shares prior to the stated maturity of such preferred stock;

(d) change the interest rate, conversion price, conversion ratio, stated principal amount, maturity date, method of interest payment, or any other economic term of any series of preferred stock of the Company or any other GeoPharma Entity; or

(e) sell all or substantially all of the assets of the Company or of any Subsidiary; or

(f) sell or acquire any Subsidiary.

ARTICLE VI

CONDITIONS TO OBLIGATION OF THE COMPANY

The obligation of the Company to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, on or before the Closing, of the conditions set forth in this Article VI.

Section 6.1 Representations and Warranties. The representations and warranties contained in Article IV shall be true, complete and correct as of the date hereof and, as of the Closing Date as though such representations and warranties had been made on and as of such date, and an officer Whitebox shall have certified to the Company in writing to such effect.

Section 6.2 Performance. Whitebox shall have performed and complied in all material respects with all agreements contained herein, and in the agreements, documents and instruments contemplated hereby which are required to be performed or complied with by it prior to or at the date of the Closing, and an officer Whitebox shall have certified to the Company in writing to such effect and to the further effect that all of the conditions set forth in this Article VI have been satisfied.

Section 6.3 Required Consents. The Company shall have obtained the written consent or approval of each Person whose consent or approval is required in connection with this Agreement.

Section 6.4 Litigation. No suit, action or other proceeding shall be pending or, to the knowledge of Company or any other GeoPharma Entity, threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or, to the knowledge of the Company, threatened.

Section 6.5 Collateral Transactions. All of the transactions contemplated by that certain Asset and Stock Purchase Agreement by and among the Company, Belcher Pharmaceuticals, Inc. and Belcher Pharmaceuticals Acquisition, LLC dated effective as of July 1, 2010 shall have been consummated by July 31, 2010.

Section 6.6 Transaction Documents. The Company shall have received all of the documents required to be delivered by Whitebox pursuant to Section 2.2(b) above.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF INVESTOR

The obligation of Whitebox to purchase the New Note at the Closing is subject to the satisfaction, on or before the Closing, of the conditions set forth in this Article VII.

Section 7.1 Representations and Warranties. The representations and warranties contained in Article III shall be true, complete and correct as of the date hereof and, as of the Closing Date (as though such representations and warranties had been made on and as of such date), and the Chief Financial Officer of the Company shall have certified to such effect to Whitebox in writing.

Section 7.2 Performance. The Company and each other GeoPharma Entity shall have performed and complied in all material respects with all agreements contained herein, and in the agreements, documents and instruments contemplated hereby which are required to be performed or complied with by it prior to or at the date of the Closing, and the Chief Financial Officer of the Company shall have certified to Whitebox in writing to such effect and to the further effect that all of the conditions set forth in this Article VII have been satisfied.

Section 7.3 Required Consents. The Company shall have obtained the written consent or approval, in form and substance reasonably satisfactory to Whitebox, of each Person whose consent or approval is required in connection with this Agreement.

Section 7.4 Litigation. No suit, action or other proceeding shall be pending or, to the knowledge of the Company or any other GeoPharma Entity, threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or, to the knowledge of Company or any other GeoPharma Entity, threatened.

Section 7.5 Collateral Transactions. All of the transactions contemplated by that certain Asset and Stock Purchase Agreement by and among the Company, Belcher Pharmaceuticals, Inc. and Belcher Pharmaceuticals Acquisition, LLC, dated effective as of July 1, 2010 shall have been consummated.

Section 7.6 Supporting Documents. Whitebox shall have received copies of the following documents:

(a) a certificate of the Secretary of State of the state of incorporation of the Company dated as of a date within three days prior to the Closing Date as to the corporate existence of the Company and its good standing;

(b) a certificate of the Secretary of the Company dated the Closing Date and certifying: (i) the Company’s then-current Articles of Incorporation and Bylaws; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company (and, as applicable, any other GeoPharma Entity) authorizing the execution, delivery and performance of this Agreement and the Transaction Documents, and the issuance, sale and delivery of the New Note, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Transaction Documents; and (iii) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the New Note, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company and, as applicable, as to the incumbency and signature of the officer signing the certificate referred to in this subsection (iii); and

(c) such documents as shall be required to be delivered by the Company pursuant to Section 2.2(a) above.

ARTICLE VIII

OTHER AGREEMENTS

Section 8.1 Subordination. Should the Company secure a new senior credit facility after the Closing, and if the senior lender related thereto requires that the New Note be subordinated to such senior credit facility as a condition to providing such senior credit facility, Whitebox hereby agrees to (a) subordinate the New Note and the obligations due thereunder to such senior credit facility on such terms as are reasonably requested by such senior lender and reasonably acceptable to Whitebox, and (b) execute and deliver such subordination and/or intercreditor agreements reasonably requested by such senior lender containing and reasonably acceptable to Whitebox.

Section 8.2 Release. Effective as of the Closing, the Company, on behalf of itself, the other GeoPharma Entities, and their respective Affiliates, successors and assigns (collectively, the “GeoPharma Releasors”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the GeoPharma Releasors, hereby fully remise, release, acquit, and forever discharge Whitebox and each of its Affiliates, successors and assigns, together with their respective past and present directors, officers, shareholders, employees, agents, attorneys and representatives (collectively, the “Whitebox Released Parties”) of and from any and all rights, claims, demands, damages, actions, and causes of action, of any nature whatsoever, whether known or unknown, whether arising at law or in equity, and whether direct or indirect (collectively, “Claims”), which the GeoPharma Releasors may have had, may now have, or may hereafter have, against the Whitebox Released Parties by reason of any matter, cause, happening or thing arising on or prior to the date hereof, including without limitation any matter arising or related to the Second Amended and Restated Agreement and Second Amended and Restated Notes or Contemporaneous Agreements, but not for any Claims arising under this Agreement or the New Note. Effective as of the Closing, Whitebox, on behalf of itself and its Affiliates, successors and assigns (collectively, the “Whitebox Releasors”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Whitebox Releasors, hereby fully remise, release, acquit, and forever discharge the Company and each of its Affiliates, successors and assigns, together with their respective past and present directors, officers, shareholders, employees, agents, attorneys and representatives (collectively, the “GeoPharma Released Parties”) of and from any and all Claims, which the Whitebox Releasors may have had, may now have, or may hereafter have, against the GeoPharma Released Parties by reason of any matter, cause, happening or thing arising prior to the date hereof, including without limitation any matter arising or related to the Second Amended and Restated Agreement and Second Amended and Restated Notes, but not for any Claims arising under this Agreement or the New Note.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Indemnification of Whitebox. The Company shall indemnify, defend and hold harmless Whitebox and their respective subsidiaries, officers, directors and stockholders from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) (“Indemnifiable Losses”), resulting from, arising out of, or imposed upon or incurred by any Person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or any agreement, certificate contemplated by this Agreement or any agreement, certificate, or document executed and delivered by the Company pursuant hereto or in connection with any of the transactions contemplated by this Agreement.

Section 9.2 Indemnification of the Company. Whitebox shall indemnify, defend and hold harmless the Company and each of its subsidiaries, officers, directors and stockholders from and against and in respect of any and all Indemnifiable Losses resulting from, arising out of, or imposed upon or incurred by any Person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement by Whitebox contained in this Agreement or any agreement, certificate or document executed and delivered by Whitebox pursuant hereto or in connection with any of the transactions contemplated by this Agreement.

Section 9.3 Third-Party Claims. If a claim by a third party is made against an indemnified party and if the indemnified party intends to seek indemnity with respect thereto under this Article IX, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not adversely affect the indemnifying party’s ability to defend such claim against a third party. The indemnified party shall not settle such claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If the indemnifying party acknowledges in writing its indemnity obligations for Indemnifiable Losses resulting therefrom, the indemnifying party may participate at its own cost and expense in the settlement or defense of any claim for which indemnification is sought.

Section 9.4 Cooperation as to Indemnified Liability. Each party hereto shall cooperate fully with the other parties with respect to access to books, records, or other documentation within such party’s control, if deemed reasonably necessary or appropriate by any party in the defense of any claim which may give rise to indemnification hereunder.

ARTICLE X

TERMINATION AND DEFAULT

Section 10.1 Termination. The obligation of the parties hereto to consummate the remaining transactions contemplated hereby may be terminated and abandoned at any time at or before the Closing if any of the following events occurs:

(a) by and at the written option of Whitebox or the Company if the Closing shall not have occurred on or before July 31, 2010, provided that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of or resulted in, the failure to complete the Closing by such date; or

(b) by the mutual written consent of each of the parties; or

(c) by and at the option of Whitebox or the Company if any governmental authority shall have issued an order, decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting in any material respects the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

Section 10.2 Effect. Termination of this Agreement by a party shall not relieve any other party hereto of any liability for breach of any representation, warranty, covenant or agreement by such other parties, including liability for monetary damages and/or specific performance.

Section 10.3 Default. If any of the following occurs, the Note shall accelerate and become immediately due and payable: (a) any material default by the Company or any Subsidiary on any other secured obligation or mortgage, if such breach remains uncured for more than thirty (30) days after written notice of the breach is received by the Company; (b) a material breach by the Company or any Subsidiary of a covenant, representation or warranty in this Agreement, if such breach remains uncured for more than ten (10) days after written notice of the breach is received by the Company from Whitebox; (c) any payment default under the New Note; (d) filing of a petition of voluntary or involuntary bankruptcy; and (d) sale of substantially all of the assets of the Company or a subsidiary (other than Belcher), whether through the sale of assets, a merger, sale of stock or otherwise.

ARTICLE XI

OTHER PROVISIONS

Section 11.1 Further Assurances. At such time and from time to time on and after the date hereof upon request by Whitebox, the Company (and any other GeoPharma Entity) will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, certificates and assurances that may be reasonably required to carry out the purposes of this Agreement and the agreements, documents and instruments contemplated hereby.

Section 11.2 Complete Agreement. The Schedules and Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matters hereof and thereof and supersede all prior agreements whether written or oral relating hereto.

Section 11.3 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements contained herein shall survive the Closing and remain in full force and effect; provided, however, that the representations and warranties shall expire on the second anniversary of the date of the Closing hereunder. No independent investigation of the Company or any other GeoPharma Entity by Whitebox, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations and warranties made by the Company or any other GeoPharma Entity in this Agreement.

Section 11.4 Consent, Waiver, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Except as otherwise specifically provided herein, in each case in which approval of Whitebox is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written consent of Whitebox. With the written consent of Whitebox, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same approval the Company may amend or eliminate any of the provisions of this Agreement; provided, however, that no such waiver or amendment shall, without the written consent of the holders of all New Note at the time outstanding, amend this Section 11.4. Written notice of any such waiver, amendment, or consent shall be given to the record holders of the New Note who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 11.4.

Section 11.5 Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered Personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of any entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Whitebox to:

Whitebox Pharmaceutics Growth Fund, LLC

Suite 300

3033 Excelsior Boulevard

Minneapolis, MN 55416

Attn: Dale Willenbring

if to the Company to:

GeoPharma, Inc.

6950 Bryan Dairy Road

Largo, Florida 33777

Attn: Carol Dore-Falcone

with a copy to:

Julio C. Esquivel, Esq.

Shumaker, Loop & Kendrick, LLP

101 East Kennedy Boulevard

Suite 2800

Tampa, Florida 33602-5151

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered Personally or by facsimile) or on the day shown on the return receipt (if delivered by mail or delivery service).

Section 11.6 Public Announcement. In the event any party proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other parties hereto, and the parties shall thereafter use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued. No party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other parties’ written consent, except as may be required by applicable law (including applicable rules and regulations of the SEC) or stock exchange regulation, and except for communications to employees.

Section 11.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the New Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the New Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Minnesota. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Minnesota for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the New Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not Personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement or the New Note, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 11.8 Titles and Headings; Construction. The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

Section 11.9 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

Section 11.11 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the New Note.

Section 11.12 Severability. If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

Section 11.13 Radon Disclosure. The following language is required by law in any contract involving the sale or lease of any building within the State of Florida:

“RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.”

Section 11.14 Expenses. Except as specifically provided in this Agreement, each party to this Agreement shall bear its own costs and expenses incurred with the negotiation and preparation of this Agreement and the New Note and the Closing of the transactions contemplated hereby.

Section 11.15 Certain Definitions.

(a) “Affiliate” of a specified Person (natural or juridical) means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to Whitebox, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Whitebox will be deemed to be an Affiliate of Whitebox.

(b) “GeoPharma Entities” means the Company and each of its direct and indirect Subsidiaries.

(c) “Liens” means liens, mortgages, judgements, charges, security interests, claims, voting trusts, pledges, encumbrances, options, assessments, restrictions, or third-party or spousal interests of any nature.

(d) “Material Adverse Effect” means any effect that may be materially adverse to (a) the business, operations, results of operations, prospects, assets (including intangible assets), liabilities or condition (financial or otherwise) of the Company and the other GeoPharma Entities, taken as a whole, or (b) the ability of the Company or any other GeoPharma Entity to perform its obligations under this Agreement or any other agreement or instrument to be entered into in connection with this Agreement.

(e) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(f) “Significant Subsidiary” shall has such meaning as ascribed to it be Rule 1-02(w) of Regulation S-X.

(g) “Subsidiary” means any entity in which the Company owns, directly or indirectly, any ownership interest, including any such entity that may be formed or acquired after the date hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

GEOPHARMA, INC.

a Florida corporation

By:
Name:
Title:

WHITEBOX PHARMACEUTICAL GROWTH FUND, LTD.

By:
Name:
Title:

EXHIBIT A

FORM OF NEW NOTE

(attached hereto)

F-1

EXHIBIT B

FORM OF LEASE

(attached hereto)

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EXHIBIT C

HARE CALCULATION

GeoPharma, Inc

	Shares:	Percentage:
Shares Outstanding as of 6/24/2010	28,859,020	29%

Shares to be issued at Closing or soon thereafter:
Employee Stock Awards due (a)	2,350,000	2.3%
Shares issued in lieu of salary (b)	6,640,909	6.6%
Share Reserve for Legal settlement Jax (c)	3,863,636	3.8%
MidSummer Shares (d)	2,000,000	2%
Whitebox Shares (e)	5,000,000	5%
Belcher Pharmaceuticals Acquisition, LLC Shares (f)	50,701,874	51%

Total	99,415,439	100%

(a)	Represents share grants to employees approved by Board between 1/1/09 and 6/30/10, but not yet issued.
(b)	Represents share grants to employees and directors in lieu of unpaid cash salary approved by the Board, but not yet issued.
(c)	Represents a reserve of shares that could be issued in connection with the settlement of the Jax litigation, but not yet issued, and may never be issued.
(d)	Represents the 2,000,000 shares of Common Stock that MidSummer is receiving at Closing. In addition, MidSummer will continue to own preferred stock, which is convertible into additional shares of Common Stock.
(e)	Represents the 4,537,538 shares of Common Stock that Whitebox is receiving at Closing. The Company believes that Whitebox already owns additional shares, but is not certain of the amount.
(f)	Represents the shares that Belcher Pharmaceuticals Acquisition, LLC Shares is receiving at closing, which the Company has agreed should equal 51% of the total outstanding shares after Closing.

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